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                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                               NEW YORK, NY 10036
                                 (212) 735-3000


                                                                     Exhibit 5.1



                                                              January 30, 2001



REV Holdings Inc.
35 East 62nd Street
New York, NY 10021

                  Re:      REV Holdings Inc. - Registration Statement on
                           Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel for REV Holdings Inc., a Delaware corporation (the "Company"), in connection with the offering of up to $120,900,000 aggregate principal amount of 12% Senior Secured Notes Due 2004 (the "New Notes") of the Company to be issued under an indenture (the "Indenture") to be entered into between the Company and Wilmington Trust Company, as trustee (the "Trustee"), which are to be guaranteed to the extent set forth in the Indenture (the "Guaranty") by REV Guarantor Corp., a Delaware corporation ("REV Guarantor"). The New Notes, together with the Guaranty, are referred to herein as the "Securities." The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") for a like principal amount at maturity of the Company's issued and outstanding Senior Secured Discount Notes Due 2001 (the "Old Notes").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-

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REV Holdings Inc.
January 29, 2001
Page 2


51794) relating to the Securities filed with the Securities and Exchange Commission (the "Commission") under the Act on December 14, 2000 (the "Registration Statement"); (ii) Amendment No. 1 to the Registration Statement to be filed with the Commission on the date hereof ("Amendment No. 1"); (iii) the form of the Indenture filed as an exhibit to Amendment No. 1; (iv) the certificate of incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation"); (v) the By-laws of the Company, as currently in effect (the "By-laws"); (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the New Notes, the Indenture and related matters; (vii) certain resolutions adopted by the Board of Directors of REV Guarantor relating to, among other things, the issuance of the Guaranty; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (ix) the form of the New Notes and a specimen certificate thereof.

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, REV Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, REV Guarantor and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and REV Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, REV Guarantor and others.

                  Our opinion set forth herein is limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer, the Indenture and the New Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registra-

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REV Holdings Inc.
January 29, 2001
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tions with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined on law on the opinions herein stated. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. When the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         2. When the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guaranty will constitute a valid and binding obligation of REV Guarantor entitled to the benefits of the Indenture and enforceable against REV Guarantor in accordance with its terms, except to the extent that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  In rendering the opinions set forth above, we have assumed that (i) the execution and delivery by the Company of the Indenture and the New Notes and the performance by the Company of its obligations thereunder and (ii) the execution and delivery by REV Guarantor of the Guaranty and the performance by REV Guarantor of its obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, REV Guarantor or

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REV Holdings Inc.
January 29, 2001
Page 4


their respective properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company or REV Guarantor as being material to them and which are listed as exhibits to the Registration Statement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                               /s/ SKADDEN, ARPS, SLATE, MEAGHER
                                                           & FLOM LLP



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